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                                                                    EXHIBIT 23.1

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the reference to our firm under the heading "Experts" and the incorporation by reference of our report dated February 2, 2005, which appears in the Annual Report on Form 10-K for the year ended December 31, 2004, with respect to the consolidated financial statements of Pyramid Breweries Inc. and subsidiary, in the Registration Statements on Form S-8 (No. 333-16311, No. 333-57128, No. 333-91290, No. 333-117574 and No. 333-121182).

/s/ Moss Adams LLP


Seattle, Washington
March 31, 2005